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                                                                    EXHIBIT 10.5


                    GOLD RANCH RV RESORT MANAGEMENT AGREEMENT


                                     BETWEEN


                          GOLD RANCH RV RESORT, L.L.C.
                       A Nevada Limited Liability Company


                                       AND


                                LAST CHANCE, INC.
                              A Nevada Corporation


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                    GOLD RANCH RV RESORT MANAGEMENT AGREEMENT

        This Gold Ranch RV Resort Management Agreement ("Agreement") is made this 27TH day of December, 2001, by and between Gold Ranch R.V. Resort, L.L.C., a Nevada limited liability company ("Owner"), and Last Chance, Inc., a Nevada corporation ("Last Chance").

RECITALS:

        A. Capitalized terms used in this Lease and not otherwise defined shall have the meanings ascribed to such terms in Section 1.

        B. Owner operates the Gold Ranch RV Resort on the RV Park Property, where guests with motorhomes, trailers and campers lease parking space with hook-ups to electricity, sewer and other utilities, on a daily basis, when visiting the Reno/Tahoe area;

        C. Owner desires to engage Last Chance to manage and operate the day-to-day business of the Gold Ranch RV Resort and to grant Last Chance an option to purchase the assets and business thereof and a right of first refusal with respect thereto in the form of Exhibit 1 attached hereto and Last Chance desires to assume those management responsibilities and to acquire the option and right of first refusal in the form provided;

        D. Owner leases the RV Park Property and the improvements thereon from Prospector Gaming Enterprises, Inc., a Nevada corporation;

        E. Pursuant to the terms of the Asset Purchase Agreement, Prospector Gaming Enterprises, Inc., has agreed to grant to Last Chance an option to purchase the RV Park Property and a right of first refusal with respect thereto

        F. This Agreement is one of the Integrated Agreements by and between Last Chance and Prospector Gaming Enterprises, Inc., and its Affiliates, for the acquisition by Last Chance of all of the Integral Properties and Assets of the Gold Ranch Casino and RV Resort;

        NOW WHEREFORE, in consideration of the foregoing Recitals, the mutual considerations, covenants and agreements provided below, the execution and delivery or the other Integrated Agreements, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Owner and Last Chance agree as follows:


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1.      DEFINITIONS.

        1.1 "Affiliate" means as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children, grandchildren, brothers and sisters, of such individual and any trust the principal beneficiary of which is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of the management or policies, whether through the ownership of securities, limited liability Owner or partnership or other ownership interests, by contract or otherwise.

        1.2 "Asset Purchase Agreement" means the Asset Purchase Agreement by and between Prospector Gaming Enterprises, Inc., a Nevada Corporation and Last Chance, Inc., a Nevada Corporation, executed contemporaneously herewith and as to which this Agreement is an integral part.

        1.3 "Closing" means the completion of the transaction contemplated by the Integrated Agreements on the Closing Date.

        1.4 "Closing Date" means the last day of the month in which all conditions precedent to the Closing have occurred as provided in the Asset Purchase Agreement.

        1.5 "Debt Service" means the principal and interest currently payable on the SBA Note.

        1.6 "Extended Term" means the term of any extension of this Agreement arising from Last Chance's exercise of an option to extend under
Section 17.2

        1.7 "FF&E" means all furniture, fixtures and equipment located in, on or about the Gold Ranch RV Resort and used by Owner in the operation of the Gold Ranch RV Resort .

        1.8 "Gold Ranch Casino Lease" means the lease of the Gold Ranch Casino Property and the improvements located thereon, the Leach Field Property and the Frontage Parcel, and the grant of the Sign Easement, to be executed by and between Last Chance, Prospector Gaming Enterprises, Inc. and Target Investments LLC, pursuant to the Asset Purchase Agreement.




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        1.9     "Gold Ranch RV Resort" means the 105 space recreational vehicle park operated by Gold Ranch RV Resort, LLC, a Nevada limited liability company, on the RV Park Property, together with the FF&E.

        1.10 "Governmental Authority" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official having jurisdiction over the Gold Ranch RV Resort, the RV Park Property or the FF&E or whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Gold Ranch RV Resort, the RV Park Property or the FF&E by Last Chance, and/or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature as set forth in this Agreement or the Integrated Agreements.

        1.11 "Initial Term" means the term of this Agreement commencing at the Closing which, unless sooner terminated or extended as provided in this Agreement, shall continue for a period of twenty (20) years thereafter.

        1.12 "Integrated Agreements" means this Agreement and each of the agreements and documents described as a component of that term in the Asset Purchase Agreement, which constitute integral parts of the single transaction by which Last Chance, Inc., will acquire the businesses and assets (real, personal, tangible and intangible) operated by Prospector Gaming Enterprises, Inc. and its Affiliates as the Gold Ranch Casino & RV Resort.

        1.13 "Integral Properties and Assets" means all of the assets, real and personal, tangible and intangible which constitute integral parts of the businesses operated by Prospector Gaming Enterprises, Inc., and its Affiliates, including Owner, as the Gold Ranch Casino & RV Resort as more particularly described in the Asset Purchase Agreement.

        1.14 "Option To Purchase The RV Park Property" means the Option to Purchase the RV Park Property and Right of First Refusal executed on even date herewith pursuant to the Asset Purchase Agreement by which Prospector Gaming Enterprises, Inc. grants to Last Chance an option to purchase the RV Park Property.

        1.15 "Purchase Options" means the Option to Purchase the Gold Ranch Casino Property, the Option to Purchase the RV Park Property, the Option to Purchase All Assets of Gold Ranch RV Resort Business, including, in each case, the rights of first refusal granted to Last Chance, Inc. in those documents, and the right of first refusal contained in the Water and Sewer Service Agreement.

        1.16 "RSCVA" means the Reno, Sparks Convention Visitors Authority, the government agency responsible for the assessment and collection of transient lodging tax in Washoe County, Nevada.




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        1.17    "RV Park Lease" means the lease of the RV Park Property by and between Owner and Prospector Gaming Enterprises, Inc., dated January 1, 2001.

        1.18 "RV Park Property" means the real property described in Exhibit 2 (APN 038-241-07 and APN 023-100-13) and the improvements located thereon upon which the Gold Ranch RV Resort is located.

        1.19 "SBA Note" means that certain promissory note for One Million Dollars ($1,000,000.00) executed by Gold Ranch R.V. Resort, LLC in favor of Community Bank of Nevada on March 22, 2001, SBA Loan #4008294004, with interest thereon at prime plus 1%, amortized over 25 years and 6 months and attached hereto as Exhibit 3 and that certain promissory note for One Million Three Hundred Thousand Dollars ($1,300,000.00) executed by Gold Ranch R.V. Resort, LLC in favor of Community Bank of Nevada on March 22, 2001, due and payable 6 months from the date of its execution, and its extension pursuant to the terms of that note to be amortized for another 25 years with interest thereon at prime plus 1% and attached hereto as Exhibit 3.

        1.20 "Term" means the total of the Initial Term and any and all Extended Terms of this Agreement.

        1.21 "Water and Sewer Service Agreement" means the agreement by which Prospector Gaming Enterprises, Inc., Target Investments, L.L.C. and Stremmel Capital Group, Ltd. agree to provide water and sewer services to the Integrated Properties and Assets.

2. EMPLOYMENT OF LAST CHANCE. Owner hereby hires Last Chance to manage, operate and maintain the Gold Ranch RV Resort on the terms and conditions of this Agreement effective as of the Closing.

3. BEST EFFORTS OF LAST CHANCE. Last Chance shall expend its best efforts and shall employ competent and qualified personnel in the performance of its obligations hereunder. Owner acknowledges, however, that Last Chance is acquiring the Integrated Properties and Assets and is, directly or indirectly, a party to each of the Integrated Agreements and shall be engaged on a full time basis in the operation and management of Gold Ranch Casino & RV Resort of which the Gold Ranch RV Resort is but a part. Owner agrees that Last Chance shall be free to manage the Integrated Properties and Assets and to apply Last Chance's available resources in the management of the Gold Ranch Casino & RV Resort as Last Chance may deem appropriate in the exercise of its sole discretion.

4. RV RESORT STATUS, REVIEW AND REPORT. At the Closing Owner shall deliver possession of the Gold Ranch RV Resort, the RV Park Property



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and the FF&E to Last Chance. On assuming its management and operational responsibilities hereunder, Last Chance shall thoroughly inspect the Gold Ranch RV Resort and RV Park Property and the FF&E and submit a written report to Owner setting forth its assessment of the condition of the Gold Ranch RV Resort. The report shall include a proposed budget for any changes recommended and a schedule for the implementation thereof. Owner shall review the report and may accept, reject or accept upon conditions imposed, in good faith. In the event that Owner is willing to approve proposed changes only if paid for by Last Chance, Last Chance shall have the right, in its absolute discretion, to proceed or abandon the changes recommended in the report. Upon approval by Owner or Last Chance, as the case may be, Last Chance shall undertake completion of the improvements at the sole cost and expense of the party accepting responsibility therefor under the provisions of this Section 4.

5.      OPERATION OF THE BUSINESS.

        5.1 Last Chance shall make reasonable efforts to lease available spaces in the Gold Ranch RV Resort and shall be responsible for all negotiations with prospective customers and guests.

        5.2 Last Chance shall have the right to negotiate and execute, on behalf of Owner, recreation vehicle space tenancies for such periods as Last Chance may deem appropriate and extensions and renewals thereof, PROVIDED, HOWEVER, that no such tenancies or extensions shall exceed the residency limits imposed by Section 110.316.50(a) of the Washoe County Development Code. Last Chance shall have the right to make concessions, including rental concessions, sales and promotions, as inducements to prospective customers, guests and tenants to occupy spaces in the Gold Ranch RV Resort.

        5.3 Last Chance shall be responsible for the collection of the transient lodging tax and the payment over of the amounts so collected to the RSCVA. Last Chance shall indemnify, defend and hold the Owner harmless from and against any liability for any failure by Last Chances to timely remit amounts so collected to the RSCVA.

6. ADVERTISING AND PROMOTION. Last Chance shall be responsible for all costs and expenses incurred in any advertising or promotion campaign for the Gold Ranch RV Resort. Last Chance shall promote and advertise the Gold Ranch RV Resort by all reasonable and proper means. Last Chance may offer discounts to guests and customers who have memberships in travel associations like AAA, AARP and Good Sam Club. Additionally, Last Chance may offer other discounts of any kind or nature that Last Chance, in the exercise of its sole discretion, deems to be in the best interests of the Gold Ranch RV Resort.




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7.      MAINTENANCE, REPAIRS AND OPERATIONS.

        7.1 Owner's Maintenance Obligations. During the first year of the Initial Term, Owner shall be obligated to repair and maintain, at its sole cost and expense, the structural components, roof and foundation of all buildings and improvements on the Gold Ranch RV Resort and the RV Park Property. In the event that Landlord defaults in the performance of its obligations under this Section 7.1, Last Chance may, in its sole discretion and without obligation to do so, cure the default, after fifteen (15) days written notice to Owner, and setoff any amounts paid against Last Chance's payment obligations to Owner under
Section 14.3. In the event that any setoff to which Last Chance is entitled under this Section 7.1 exceeds Last Chance's accrued payment obligations under
Section 14.3 on the date Last Chance exercises its Option to Purchase the RV Park Property or right of first refusal thereunder or under any of the Purchase Options, the purchase price or prices thereunder shall be reduced by such excess with the excess being allocated and applied as Last Chance, in its sole discretion, may elect.

        Before commencing any work in the performance of its obligations under this Section 7.1, Owner shall provide Last Chance with a written copy of the proposed contract and the construction schedule. Last Chance shall have ten (10) business days within which to deliver its written objections to the construction schedule to Owner. Owner shall modify the construction schedule to accommodate Last Chance's reasonable objections and shall require that: (a) the contract for the work incorporates the construction schedule as modified, and (b) that contractor and any subcontractor engaged in the performance of the work shall cooperate with Last Chance and so perform the work as not to interfere with Last Chance's management of the Gold Ranch RV Resort under the terms of this Agreement. Owner shall further insure that Last Chance is, for all purposes, a third party beneficiary of the contract for the work, without any obligation to pay for work or materials, and shall provide Last Chance with a copy of the final contract and construction schedule.

        Owner shall pay, when due, all claims for labor performed or materials furnished to or for Owner at or for use on, in or about the Gold Ranch RV Resort, the RV Park Property or the FF&E. Owner shall not permit any mechanics' or materialmen's liens to be levied against the Gold Ranch RV Resort, the RV Park Property or the FF&E for any labor or materials furnished to Owner or claimed to have been furnished to Owner or to Owner's agents or contractors in connection with work of any character performed or claimed to have been performed on the Gold Ranch RV Resort, the RV Park Property or the FF&E by or at the direction of Owner.

        7.2 Maintenance Obligations of Last Chance. Upon Expiration of Owner's maintenance obligation under Section 7.1, Last Chance, at its sole cost




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and expense, shall: (A) repair and maintain the structural components, roof and foundation of all buildings and improvements on the Gold Ranch RV Resort and the RV Park Property for the remainder of the Term of this Agreement, and (B) keep and maintain the Gold Ranch RV Resort in a neat, orderly and sanitary condition and in a good state of repair. Last Chance shall use its best efforts to provide necessary and appropriate services to the customers, guests and tenants of the Gold Ranch RV Resort and shall, at its sole cost and expense, purchase necessary supplies, contract for, or otherwise furnish, electricity, gas, fuel, water, telephone, refuse disposal, pest control, and any other utilities or services reasonably required for the operation of the Gold Ranch RV Resort. It is acknowledged by the parties that water and sewer service shall be provided under and pursuant to the Water and Sewer Service Agreement and that Last Chance shall have no direct or indirect responsibility for the provision of such services other than the performance of its obligations under the Water and Sewer Service Agreement.

        In the operation and management of the Gold Ranch RV Resort Last Chance shall at all times comply with the applicable provisions of Sections 110.316.00 through 110.315.55, inclusive, of the Washoe County Code.

8.      LAST CHANCE AS INDEPENDENT CONTRACTOR, EMPLOYEES.

        8.1 Last Chance, at all times in the performance of its obligations hereunder, shall be an independent contractor. All employees engaged by Last Chance in the performance of Last Chance's obligations hereunder shall be deemed to be the employees of Last Chance and Last Chance shall be solely responsible for salaries, wages and benefits payable to such employees and any required withholding of and payment over to proper governmental authorities of personal income tax, social security and medicare liabilities with respect to such employees. The management of the Gold Ranch RV Resort and Last Chance's employees shall, at all times, be under the exclusive supervision and control of Last Chance.

        8.2 Last Chance shall employ, discharge and supervise such on-site employees or contractors as are reasonably required for the efficient operation and maintenance of the Gold Ranch RV Resort.

9. REPRESENTATIONS AND WARRANTIES OF OWNER. Owner represents and warrant now and as of the Closing that, except as otherwise provided in Exhibit 4 attached hereto:

        9.1 Organization. Owner is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Owner has all power and authority necessary to carry on its Gold Ranch RV Resort business as now being conducted and as proposed to be conducted. The Owner is duly qualified to transact business and is in good standing in each




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jurisdiction in which the failure so to qualify would have a material adverse effect on its Gold Ranch RV Resort business, licenses, contracts, grants or properties.

        9.2 Articles and Operating Agreement. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, conflict with the terms and provisions of the Articles of Organization, as amended, or the Operating Agreement of the Owner, as amended.

        9.3 Power, Authority, Due Execution, Binding Obligation. Owner has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized in accordance with Owner's Articles of Organization and Operating Agreement and applicable provisions of Chapter 86 of the Nevada Revised Statutes and any requisite approvals of its members have been obtained. This Agreement has been duly and validly executed and delivered by Owner and is the valid and binding obligation of Owner enforceable against in accordance with its terms. Neither this Agreement nor the performance of the obligations Owner thereunder, will violate any contractual obligations with any third party or contravene any law, governmental rule, regulation, order, writ, injunction or decree applicable to Owner.

        9.4 Financial Statements. Attached as Exhibit 5 are copies of the financial statements of the Owner (Financial Statements) for the Owner's fiscal years ending June 30, 2001, June 30, 2000 and June 30, 1999 and for the _____ month period from June 30, 2001 ending ___________________, _______. Such
Financial Statements are true and complete; have been prepared in accordance with sound accounting practice and generally accepted accounting principles consistently applied; present fairly, accurately and completely the financial position of the Owner as of the dates specified and the results of its operations for the periods stated; reflect all assets and all liabilities of the Owner; and have not been rendered untrue, incomplete, or unfair as representations of the financial condition of the Owner by events subsequent to the respective dates thereof.

        9.5 Absence of Undisclosed Liabilities. The Owner has no liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent, or otherwise (including, without limitation, tax liability, express or implied contract or tort liability involving persons or property of any kind) except as reflected in the Financial Statements, and no facts or circumstances exist, which could give rise to any such liabilities or obligations. Owner hereby assures and retains all liability for, and Last Chance shall not be subject to, any liabilities or obligations not specifically set forth in the Financial Statements and _____________________, _________ balance sheet of the Owner. This Agreement contains no statements which, at the time and in light of the




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circumstances under which they are made, omit to state, or are false or misleading with respect to, any material fact.

        9.6 Last Chance's Employees. No written or oral contracts of employment and no written or oral representations or warranties of continued employment have been made to any of the managers, directors, officers, employees, agents or independent contractors of the Owner. At or before the Closing Date, Owner shall terminate all managers and employees of Owner or deliver to Last Chance resignations effective on the Closing Date of all such managers and employees.

        9.7 Agreements. Attached as Exhibit 6 are a list and copies of the executed originals of all written rental agreements, leases, contracts, commitments or undertakings, all agreements with or memberships in travel associations (AAA, AARP and Good Sam Club and the like),a list and detailed descriptions of all oral agreements, contracts, commitments or undertakings, and a list and copies of the executed originals or detailed descriptions of all written or oral amendments to the foregoing, to which the Owner is a party or its Gold Ranch RV Resort business, assets or the FF&E are subject or bound (all collectively the "Agreements"). Exhibit 6 also includes all judgments, orders, writs, injunctions or decrees to which the Owner, or its Gold Ranch RV Resort business, assets or the FF&E are subject or bound (which shall also be deemed Agreements).

        9.8 Insurance. Attached as Exhibit 7 are a list and copies of all liability, casualty, health and accident, keyman, workers' compensation, and other insurance policies owned by the Owner or of which the Owner is a beneficiary ("Insurance Policies").

        9.9 Registrations. Attached as Exhibit 8 is a list and copies of the originals and all amendments of all registrations, licenses, filings, permits, approvals, authorizations, exemptions, certifications and pending applications for any of the same (including, without limitation, all licenses issued by Washoe County, Nevada, trademarks, service marks, trade names, fictitious names (including all rights to the name "Gold Ranch RV Resort" which is exclusively the property of the Owner), copyrights and all other forms of intellectual property rights and the Authorizations described in Paragraph 9.16 below and all other intangible property rights of any kind, used in or necessary to the Gold Ranch RV Resort business of the Owner as heretofore conducted, owned by or licensed to the Owner or in which the Owner has any other interest of any kind (the Registrations). All such Registrations are in full force and effect and were obtained in full compliance with all applicable requirements and regulations. Except as otherwise set forth on Exhibit 8, the Owner owns the entire right, title, and interest in and to such Registrations free of all security interests, financing statements, mortgages, pledges, liens, conditional sales agreements, leases, licenses, encumbrances, charges, claims, restrictions, qualifications, limitations




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or rights of any kind, and no third party is using, infringing or otherwise violating or exercising any rights under any Registration.

        9.10 Contractual Relations. The Owner and all other parties thereto have complied fully with all the provisions of all Agreements, Insurance Policies and Registrations; and neither the Owner nor any such other party is in default, breach or violation, nor is there any fact or circumstance that with a lapse of time, notice or both would result in such a default, breach or violation, under any of the foregoing. All Agreements, Insurance Policies and Registrations are set forth in the Exhibits, conform with the terms of the copies thereof or, where oral, the written summaries thereof contained in the Exhibits, are in full force and effect (and no notices of cancellation or termination have been given or received) and are valid, binding and enforceable in accordance with their terms. No term or provision of such Agreements, Insurance Policies or Registrations violates any applicable domestic law. The Owner has not paid any obligations not yet due under any of its Agreements, Insurance Policies or Registrations except as set forth in the Exhibits. The Owner is not subject to a covenant not to compete or any other restriction related to the Gold Ranch RV Resort business, FF&E or assets of the Owner.

        9.11 Assets Listing; Condition. Attached as Exhibit 9 is a list (including a description, the location and the nature of the Owner's interest) of all real and personal property of the Owner, including the FF&E and all real and personal property used by the Owner, in connection with the Gold Ranch RV Resort business of the Owner (the "assets"). The list is arranged into at least the following classifications: tangible personal property (such as equipment and inventory), realty, and intangible property (such as Registrations, Agreements, Insurance Policies and accounts receivable). The list may refer to and incorporate other Exhibits to this Agreement. All assets are in good operating condition and repair, not obsolete and are usable in the ordinary course of the Owner's Gold Ranch RV Resort business; all inventory is usable and saleable in the ordinary course of the Owner's Gold Ranch RV Resort business. All accounts receivable arose from valid sales and are collectible in the ordinary course of business at the full amount as set forth on the Financial Statements attached hereto as Exhibit 5. Possession of all assets not in the possession of the Owner can be obtained upon request and without the payment of any fee or charge of any kind.

        9.12 Title to Assets. The Owner has good and marketable title to, or valid and binding leasehold interests under leases described in Exhibit 8, in all of its assets. None of the assets is subject to any security interest, financing statement, mortgage, pledge, lien, conditional sale agreement, lease, license, encumbrance, charge, or claim of any kind or to any restriction, qualification, limitation or right of any kind adversely affecting the use, marketability or title, except as specifically described in detail in the Exhibits. All intangible assets are subject to proper Registrations entitling the Owner to the maximum protection




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available and such Registrations are current and in full compliance, force and effect, except as specifically described in the Exhibits.

        9.13 Consents. Attached as Exhibit 10 is a list of all consents (the "Necessary Consents") from any person, association, entity, or Governmental Authority, necessary to render the transaction contemplated hereby lawful, effective in accordance with the terms of this Agreement, and in compliance with any requirements by which the Owner, its Gold Ranch RV Resort business, assets or the FF&E, are bound, and an executed copy of all Necessary Consents.

        9.14    Operational Continuity. From June 30, 2001, through the Closing
Date:

                (A) The Gold Ranch RV Resort business of the Owner has been and will be conducted in the usual and ordinary course as theretofore conducted in accordance with sound and prudent business practice;

                (B) The Owner has not and will not, without Last Chance's prior written approval: (1) take any action, or permit any event or condition to occur which would materially affect the value of the Owner's Gold Ranch RV Resort business, assets or FF&E, (2) enter into any material agreement, contract, commitment or undertaking, (3) alter any existing Agreement, including the RV Park Lease, (4) increase or decrease materially its level of inventory,
(5) disposed of or alter any material asset or any material amount of its assets, or (6) institute any material litigation, claim or other proceeding before any court or governmental authority;

                (C) All books and records of the Owner have been and will be maintained completely and accurately without any change in accounting methods or practices except as specifically approved by Last Chance; and

                (D) Owner shall maintain, and the Owner has and shall have maintained, the good will of, and good business relations with, the Owner's employees, agents, contractors, suppliers, customers and others having business relationships with it, so as to keep such fully available to Last Chance after the Closing Date.

        9.15 Absence of Certain Changes. From June 30, 2001 through the Closing, there has not been, nor will there be, any material change (whether or not covered by insurance) in, and no condition or event does or will exist which does or may have any adverse effect on, the Owner, its Gold Ranch RV Resort business, assets or the FF&E.

        9.16 Taxes and Tax Returns. The Owner has timely filed all required foreign and domestic federal, state, and local income, payroll, franchise,



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transaction, privilege, sales, and other tax returns and reports of every kind whatsoever with the appropriate governmental authorities for all periods up to the Closing Date. All such returns and reports are complete, true, and accurate. All taxes, fees, charges, duties and assessments of every kind whatsoever imposed upon the Owner or with respect to its business or assets, whether assessed or not and whether incurred in respect of or measured by the income of the Owner, for any period before the Closing Date or arising out of transactions entered into or any state of facts existing before the Closing Date have been fully paid.

        9.17 Proper Authority and Applicable Laws. The Owner has had since its formation, does have currently, and will have at the Closing Date, all requisite corporate and other power and all necessary zoning, registrations, licenses, filings, permits, exemptions, certificates, approvals, and other authorizations required by any Governmental Authority, or any person, association or entity to carry on and conduct its Gold Ranch RV Resort business in the manner in which its said business has been and is being conducted, and to own, lease, use, and operate its assets at the places and in the manner in which its assets have been and are being owned, leased, used, and operated (Authorizations), (the term Registrations to also include all Authorizations for purposes of this Agreement). No registration, license, permit, exemptions, certificate, approval or Authorization or applications therefor of any kind for any purpose has been revoked or denied in the one (1) year period preceding the Closing Date. All such Authorizations are in full force and effect. All meetings of the members of the Owner necessary to conduct its business have been duly convened and held, and all requisite manager and member approval has been obtained for all purported acts by the Owner. All assets of the Owner are used and maintained in conformity with all applicable laws, statutes, regulations and ordinances. No aspect of the business of the Owner as heretofore conducted or act or omission of the Owner or its agents violates any applicable domestic law, statute, regulation or ordinance. No aspect of the business of the Owner as heretofore conducted (including without limitation use of trade names, trademarks and written materials) has infringed or does now infringe any tradename, trademark, service mark, copyright or other right of any third party. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action by the Owner and its members, and Owner will provide Last Chance with certified resolutions to such effect at or before the Closing Date.

        9.18 Litigation. No litigation, proceeding, investigation or claim of any kind whatsoever is pending or threatened, by, against or relating to the Owner, its business or assets. No claim or liability can, on the basis of the Owner's, or its employees' or agents' actions, or of facts or conditions existing prior to the Closing Date, be asserted against the Owner, its business or assets by any individual, entity, association or governmental authority, except as described in detail in Exhibit 11, all of which shall remain the responsibility of Owner.




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        9.19    Benefit, Pension and Profit-Sharing Plans. The Owner has no
employee benefit plans or policies of any kind whatsoever, including without limitation, group health or life insurance, sick leave, pension, holiday, vacation or profit-sharing policies or plans except as listed on Exhibit 12.

        9.20 Freedom from Restrictions. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and the fulfillment of the terms hereof by Owner (i) do not violate or conflict with, and will not result in a breach or default, or in any occurrence that, with a lapse of time or action by a third party or both, could result in a breach or default with respect to any Agreement or any contract, agreement, commitment, or undertaking, either written or oral, by which the Owner is a party or are bound;
(ii) will not violate any applicable law or public policy; (iii) will not result in an acceleration or increase of any amounts due from the Owner; and (iv) will not result in an alteration to the detriment of the Owner of the terms or conditions of any Agreement, Insurance Policy or Registration. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other manner restricts, limits, or affects the execution, delivery or performance of this Agreement or the business or assets of the Owner.

        9.21 RV Park Lease. A true and correct copy of the RV Park Lease is attached hereto as Exhibit 13. Except as provided in Exhibit 4, the RV Park Lease is unmodified and in full force and effect, Owner has satisfied all payment obligations under the RV Park Lease which are due and payable prior to the Closing, Owner is not in default under the RV Resort Lease, and the RV Park Lease constitutes the entire agreement between Owner and Prospector Gaming Enterprises, Inc., with respect to the Gold Ranch RV Resort and the RV Resort Property.

10. REPRESENTATIONS AND WARRANTIES OF LAST CHANCE. Last Chance represents and warrants to Owner that each of the following representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct at the Closing.

                (A) Organization. Last Chance is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and every other jurisdiction in which the Last Chance does business, owns property or has employees, and has all requisite power and authority to acquire the rights granted or created by this Agreement.

                (B) Articles and By Laws. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, conflict with the terms and provisions of the Articles of Incorporation or the By Laws of the Last Chance.

                (C) Proper Authority and Action, Binding Obligation. Last Chance has all requisite corporate power and authority to enter into this Agreement and to perform its obligations thereunder. Last Chance has taken all action necessary under its organizational documents and applicable corporate law to authorize the execution and delivery of this Agreement and the performance of its obligations thereunder and has duly executed and delivered this Agreement. The Agreement is the valid and binding obligation of the Last Chance, enforceable against Last Chance in accordance with its terms. Neither this Agreement nor Last Chance's performance of its obligations thereunder, will violate any contractual obligations with any third party or contravene any law, governmental rule, regulation, order, writ, injunction or decree applicable to Last Chance.

11. GOVERNMENT REGULATIONS. Last Chance shall manage the Gold Ranch RV Resort in full compliance with all laws and regulations of any federal, state, county or municipal authority having jurisdiction over the Gold Ranch RV Resort.

12.     INSURANCE AND INDEMNITIES.

        12.1 Insurance. Last Chance shall obtain the following insurance at its own expense, and such insurance shall be maintained in force during the full term of this Agreement. The insurance coverage limits described herein shall be considered minimums. Last Chance may at any time exceed the minimums described herein:

                (A) Fire and Other Insurance. Last Chance shall, at its sole cost and expense, at all times during the full term of this Agreement, keep the Gold Ranch RV Resort insured against loss or destruction by fire and other perils, including vandalism and malicious mischief, commonly covered under the standard extended coverage endorsement in Washoe County, Nevada. The insurer shall be rated at least A+ by A.M. Best. Attached hereto as Exhibit 7 is a schedule of all such policies and coverages maintained by Owner as of the date of execution of this Agreement. Subject to the insurer rating requirements provided herein, Tenant shall, at a minimum, maintain like policies and coverages. The amount of such insurance shall be increased or decreased periodically to account for inflation.

        Any loss payable under any policy described in this Section shall be paid by the insurance company to Owner to be used to fund the repair or replacement of the damaged buildings or improvements pursuant to this Agreement.

        Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the Owner at the commencement of the term, and on renewal of the policy when provided to Last Chance by the insurance company.

                (B) Liability Insurance. Last Chance, at its sole cost and expense, shall obtain and keep in force during the term of this Agreement, a policy of comprehensive public liability and property insurance insuring the Owner and Last Chance, as co-insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Gold Ranch RV Resort, and all areas appurtenant thereto. The insurance shall include limits for public liability and property insurance combined of not less than Two Million Dollars ($2,000,000.00) combined single limit. Owner shall be named as an insured party on all liability policies taken out by Last Chance that cover the Gold Ranch RV Resort. Last Chance shall provide Owner with a copy of such insurance policies upon request.

                (C) Automobile Insurance. For vehicles used in connection with the operation of the Gold Ranch RV Resort, Last Chance shall obtain, at its sole cost, comprehensive automobile insurance of One Million Dollars ($1,000,000.00) single limit for bodily injury, death and property damage with umbrella coverage of at least One Million Dollars ($1,000,000.00) in excess .

                (D) Endorsements. All of the policies of insurance described above shall name Last Chance and Owner as co-insureds as their respective interests may appear. Last Chance shall deliver certificates evidencing such insurance coverage to Owner within 30 days from the issuance and renewal of the policies. Owner shall cooperate with Last Chance and any insurer in the making and delivery of all reports, notices, and other items required in connection with any of the insurance policies. All insurance required under this Agreement shall contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and Owner's lender before cancellation or change in the coverage, scope or amount of any policy.

        12.2 Waiver of Subrogation. The parties hereby release each other, and their respective authorized representatives, from any claims for damage to any person or to the Gold Ranch RV Resort and to the fixtures, personal property, Last Chance's improvements, and alterations of either Owner or Last Chance in or on the Gold Ranch RV Resort for claims which are insured against under any insurance policies carried by the parties and in force at the time of any such damage.

        Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the other risks insured against under any insurance policy required by this Agreement. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without a waiver of subrogation, Last Chance shall notify Owner of this fact. Owner shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

        12.3    Indemnities.

                (A) Indemnities of Last Chance. Last Chance shall fully and completely indemnify, defend and hold Owner harmless from any and all claims arising from Last Chance's management and operation of the Gold Ranch RV Resort, from any activity or work which may be permitted or suffered by Last Chance in or about the Gold Ranch RV Resort, from and against any and all claims arising from any breach or default by Last Chance under this Agreement, from any gross negligence or higher tort of Last Chance or any of Last Chance's managers, contractors, or employees, and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. This provision shall survive the termination of this Agreement.

                (B) Indemnities of Owner. Owner shall indemnify, defend and hold Last Chance harmless from any and all claims by third parties arising from
(1) events or circumstances arising or occurring prior to the Closing, (2) latent defects in the Gold Ranch RV Resort or its improvements not caused by the negligent act or omission of Last Chance, and (3) any negligent or intentional tort of Owner or Owner's managers, contractors or employees and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. This provision shall survive the termination of this Agreement.

13.     COLLECTION OF INCOME; INSTITUTION OF LEGAL ACTION

        13.1 Last Chance shall use its best efforts to collect promptly all rents and other income from associated sales and services due and owing to the Gold Ranch RV Resort. It is understood that Last Chance does not guarantee the collection of rents or any other sum arising from the management of the Gold Ranch RV Resort.

        13.2 Last Chance shall, in the name of Owner, execute and serve such notices and demands on delinquent customers, guests and tenants, as Last

Chance may deem necessary or proper. Last Chance, in the name of Owner, shall institute, settle or compromise any legal action and make use of such methods of legal process against delinquent customers, guests or tenants or the property of a delinquent customer, guest or tenant, as may be necessary to enforce the collection of rent or other sums due from the customer, guest or tenant, to enforce any covenants or conditions of any rental obligation or rental agreement, and to recover possession of any part of the Gold Ranch RV Resort. No other form of legal action will be instituted and no settlement, compromise, or adjustment of any matters involved therein on behalf of the Owner shall be made by Last Chance without the prior written consent of Owner.

14.     COMPENSATION OF LAST CHANCE

        14.1 Revenues. All revenues from the Gold Ranch RV Resort shall be the sole property of Last Chance.

        14.2 Operating Expenses. Except as provided in Section 4, Last Chance shall pay all operating expenses incurred in the management and operation of the Gold Ranch RV Resort, including but not limited to, utilities, insurance as described in Section 9 above, repairs, maintenance, taxes, licenses and telephone charges.

        14.3 Payments to Owner. On the first day of each month, Last Chance shall remit to Owner monthly payments from the operation of the Gold Ranch RV Resort in an amount equal to 100% of the Owner's monthly Debt Service during the first year of this Agreement, and 120% of the Owner's monthly Debt Service during the remaining term of this Agreement. In the event that revenues from operations are not sufficient to cover any payment due Owner under this Section 14.3, Last Chance shall be responsible for such deficiency and shall remit the full amount due and payable to Owner regardless of source. All remaining revenues after deducting operating expenses and amounts due Owner shall be the compensation of Last Chance for management and operation of the Gold Ranch RV Resort. Last Chance shall be responsible for any operational losses incurred. Following payment in full of Owner's obligations for Debt Service under the SBA Notes, the obligation of Last Chance to make payments to Owner under this
Section 14.3 shall cease and Last Chance shall be entitled to retain all revenues of the Gold Ranch RV Resort as its management fee.

        14.4 Payments to Third Parties. In the event that the Owner is in default under the RV Park Lease or a deed of trust secured by the RV Park Property or under a note which is secured by the FF&E, Last Chance may cure any such default and reduce the payments otherwise due Owner under Section 14.3 by the amounts so expended.

15. RECORDS AND REPORTS. Last Chance will keep books, accounts and records that reflect all revenues and all expenditures incurred in connection with the management and operation of the Gold Ranch RV Resort. The books, accounts and records shall be maintained at the principal place of business of Last Chance. Last Chance shall, during regular business hours, make the books, accounts and records required to be maintained hereunder available to Owner or the representatives of Owner for examination and audit by appointment on no less than 10 days' prior notice. All such audits shall be at the expense of Owner.

16.     ADDITIONAL DUTIES AND RIGHTS OF LAST CHANCE

        16.1 In addition to the foregoing, Last Chance shall perform all services that are necessary and proper for the operation and management of the Gold Ranch RV Resort, and shall report to Owner promptly any conditions concerning the Gold Ranch RV Resort that, in the opinion of Last Chance, require the attention of Owner.

        16.2 In order to properly perform the services required by this Agreement, Last Chance is authorized to engage, on behalf of Owner, any entity that is an Affiliate of Last Chance, provided that the compensation paid for the services shall be competitive with nonaffiliated entities providing the same or similar services.

17.     TERM, RENEWAL AND TERMINATION.

        17.1 Agreement Term. The term of this Agreement shall commence on Closing and continue for a period of 20 years therefrom. ("Initial Term").

        17.2 Option to Renew. Last Chance is given the option to extend the Initial Term on all the provisions contained in this Agreement, for four (4) five (5)-year periods. Last Chance shall exercise its option(s) to extend by giving written notice thereof to Owner at least ninety (90) days before the expiration of the Initial Term or any Extended Term.

        17.3    Termination for Cause.

                (A) Last Chance Breach. If Last Chance materially breaches any of the terms of this Agreement or the Integrated Agreements, Owner shall give Last Chance written notice of such breach. If Last Chance fails to remedy the breach within 35 days after receiving the above-described notice, or within 10 days if the breach is a failure to pay amounts due and payable to Owner, Owner may terminate this Agreement or pursue any other remedies under the law.

                (B) Owner Breach. If Owner materially breaches any of the terms of this Agreement, Last Chance shall give Owner written notice of such breach. If Owner fails to remedy the breach within 35 days after receiving the above-described notice, Last Chance may terminate this Agreement or pursue any other remedies under the law.

                (C) Bankruptcy. If bankruptcy proceedings, whether voluntary or involuntary, are commenced against either Owner or Last Chance, or if either party enters into a composition agreement with its creditors, the non-bankrupt party or the party who has not entered into a composition agreement may terminate this agreement by giving 60 days' written notice to the other party.

18. CONDEMNATION. In the event the Gold Ranch RV Resort or the RV Park Property or a portion thereof is condemned by any public or quasi-public authority, or private corporation or individual, having the power of condemnation so that Last Chance is unable to use the Gold Ranch RV Resort for the uses contemplated by this Agreement or Last Chance is unable to generate enough revenue, in its sole and absolute discretion, to operate and manage the Gold Ranch RV Resort for a profit worth its time and commitment, then this Agreement shall automatically terminate and Last Chance shall owe no continuing obligations to the Owner hereunder.

19. DESTRUCTION. If, at any time during the Term of this Agreement, the Gold Ranch RV Resort or any part thereof is damaged or destroyed by fire or other casualty, Owner shall repair same as herein provided. Owner shall complete such repairs within one hundred eighty (180) days after the commencement of repairs, provided said repairs may be accomplished under applicable laws and the regulations of all Governmental Authorities within such time, and further provided that, if Owner received a reasonable estimate from competent personnel hired to make such repairs that the repairs would be completed within the one hundred eighty (180) day period, but that, for reasons beyond Landlord's control, such work is not completed but could be concluded within a reasonable time after the end of such period, Owner shall have this additional reasonable time to complete such work. Repairs shall commence within a reasonable time after the damage or destruction. If Owner does not comply with the terms of this paragraph, Last Chance may (i) terminate this Agreement, or (ii) commence making repairs to the Gold Ranch RV Resort itself and abate any amount paid for repairs immediately against sums payable to Owner pursuant to Section 14, once the Property and/or Premises have become usable for Last Chance's business; repairs made by Last Chance pursuant to this Section 18 shall not be amortizable over the remaining Term, they shall be immediately deductible from sums payable to Owner pursuant to Section 14. During the course of repairs, Last Chance shall only be required to make payments to Owner during the time when repairs are being made in proportion to those portions of the Gold Ranch RV Resort, which Tenant can reasonably use; the remaining portion of the amounts payable to Owner under Section 14 shall abate until repairs are completed.

20. SALE OF BUSINESS. The Owner may only sell the Gold Ranch RV Resort business subject to the Option To Purchase the Assets of the Gold Ranch RV Resort Business and Right of First Refusal, Exhibit 1. On the sale of the Gold Ranch RV Resort by Owner to a person or entity other than Last Chance, Last Chance, in its sole and absolute discretion, may terminate this Agreement. In the event that Last Chance elects not to terminate this Agreement, it shall automatically be assigned to the new owner and the new owner shall be fully obligated hereunder.

21. NO PROPERTY INTEREST CREATED. Nothing contained in this Agreement shall be deemed to create or shall be construed as creating in Last Chance any property interest in or to the Gold Ranch RV Resort.

22. LICENSING OF LAST CHANCE. Last Chance shall at all times during the term of this Agreement maintain such licenses and permits as are required for any of the various services to be performed by Last Chance on behalf of Owner under this Agreement.

23. ENVIRONMENTAL MATTERS. Attached hereto as Exhibit 14 is a complete and accurate written disclosure with respect to all environmental matters under federal, state or local law relating to the business operations of the Gold Ranch RV Resort business or its assets, or arising from the Owner's use or occupancy of the RV Park Property, directly or indirectly, including without limitation any matters relating to air, ground, and water pollution or regulation, soil monitoring, occupational health or safety or the storage, treatment, disposal, release, discharge or emission of any solid waste, pollutant or contaminant of any kind, including without limitation any hazardous substance as that term is defined in 42 U.S.C. Section 9601 or any hazardous waste as that term is defined in 42 U.S.C. Section 6903 or any regulated substance as that term is defined in 42 U.S.C. Section 6991, or as any of such terms is defined under Nevada law (collectively, "Hazardous Substances"), together with a list of all permits, licenses, authorizations, agreements, injunctions, decrees and orders relating thereto, and copies of any and all written communications with federal, state and local environmental regulatory agencies and the Occupational Safety and Health Administration. The Owner warrants and represents that the business operations of the Gold Ranch RV Resort and its assets have been, and are being, used and operated in compliance with all applicable local, state and federal laws, ordinances, rules, regulations, permits, licenses, authorizations, agreements, injunctions, decrees and orders relating to air, ground and water pollution or regulation; soil monitoring; occupational health or safety; or the storage, treatment, disposal, release, discharge or emission of any Hazardous Substances. The Owner further represents that no Hazardous Substances have been disposed of on the RV Park Property of any property that is or has been owned or occupied by Owner, at any time, and no Hazardous Substances have been transported by or on behalf of the Owner or in connection with its Gold Ranch RV Resort business operations, for disposal except as disclosed on

Exhibit 14 hereto. Except as expressly provided in such Exhibit, the Owner and/or its business activities or assets are not, directly or indirectly, subject to any obligations, liabilities (contingent or otherwise), claims, judgments, orders, settlements, resolutions of disputes, writs, injunctions, or decrees relating to any product or service sold or available for sale by the Owner, or arising from its use or occupancy of property, directly or indirectly, or to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants, or to the occupational exposure of the Owner's employees or Last Chances. There are no threatened or pending litigation, proceedings, investigations, citations, or notices of violation resulting from the business activities of the Owner, or arising from its use or occupancy of the Gold Ranch RV Resort, relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants. Such Exhibit contains a complete list of all agreements, contracts, commitments and undertakings involving the Owner and its business or assets relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants. There are no facts or circumstances which may give rise to any litigation, claims, proceedings, investigations, citations, or notices of violations resulting from the business activities of the Owner, or from or relating to properties owned or occupied by the Owner directly or indirectly, relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants.

        Owner warrants that no condition exists on the Gold Ranch RV Resort or the RV Park Property that would represent an environmental liability to Last Chance, and that if such a condition does exist, which was created by Owner or any prior tenants or Last Chances of the Owner preceding the Initial Term herein, that the Owner shall indemnify, defend, and hold harmless, Last Chance for any losses associated with such liability, including but not limiting any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses surrounding sums paid in settlement of claims, attorney fees, consultant fees and expert fees. The Owner shall be held harmless for environmental liability conditions created, by Last Chance, subsequent to the Initial Term.

24. ASSETS. All FF&E shall remain the property of the Owner under this Agreement. Any FF&E replaced by Last Chance shall be on the account of the Owner and any costs and expenses incurred by Last Chance to procure such FF&E shall be deducted from amounts due and owning to the Owner under Section 14.

        The following provisions shall govern the acquisition and replacement of FF&E required to manage and operate the Gold Ranch RV Resort:

                (a) Last Chance may, in its sole discretion, make any single FF&E expenditure in an amount of Ten Thousand Dollars ($10,000) or less, subject to a cumulative cap of Twenty Thousand Dollars ($20,000) per year (the "Cumulative Cap") without the approval of the Owner.

                (b) Last Chance shall request Owner's written consent for FF&E expenditures in excess of the limits above and Owner agrees that approval shall not be unreasonably withheld. Last Chance shall give written notice to the Owner about proposed FF&E expenditures. The Owner shall have ten (10) days from the date of receipt of the notice, in which to respond to the notice. If the Owner does not respond to the notice within the 10-day time limit, the proposed FF&E expenditure shall be deemed approved by the Owner. If the Owner disapproves an FF&E expenditure in writing within the 10-day time limit and Last Chance believes that the Owner's approval is being unreasonably withheld or is commercially unreasonable, the dispute shall be decided pursuant to Section 25.

                (c) Current assets procured by Last Chance from the commencement date of this Agreement for the management and operation of the Gold Ranch RV Resort shall remain the property of Last Chance under this Agreement, for the duration of this Agreement and on the termination of this Agreement.

25.     DISPUTE RESOLUTION

        25.1 Informal Dispute Resolution. As a condition precedent to the right to commence litigation or demand arbitration, all disputes arising under this Agreement shall be submitted in writing for resolution, by either party, to the Chief Executive Officer of each party who shall, in good faith, attempt to resolve the matter within five (5) business days of submission. Upon their failure to do so, the matter may be submitted by either party to arbitration as provided in Section 25.2.

        25.2 Arbitration.. Upon the failure of the informal procedure set forth in Section 25.1 to achieve a resolution of a dispute arising under this Agreement, the dispute shall be submitted to arbitration as provided in this
Section 25.2:

                (a) Either party may demand arbitration by giving to the other party a notice specifying with particularity the issue(s) in dispute, the amount involved, and the remedy requested. Demand for arbitration must be given within one year after the date of the act or omission out of which the dispute arose or within thirty (30) days following service of a summons and complaint filed in a court of competent jurisdiction alleging claims subject to this
Section 25, whichever is later, otherwise it shall be deemed to be conclusively waived. Within twenty (20) days after receipt of the notice, the responding party shall answer the demand in writing, specifying with particularity the facts or issues that the responding Party disputes.

                (b) Within ten (10) days after the responding party's answer, each party shall select one qualified arbitrator. Each arbitrator shall be a disinterested person qualified by education and experience to hear and determine the issues and facts to be arbitrated. Within ten (10) days after their selection, the arbitrators so chosen shall select a neutral arbitrator similarly qualified. If the named arbitrators cannot agree on a neutral arbitrator, either arbitrator may make application to any judge of a court of competent jurisdiction, with a copy to both parties, requesting that court to appoint the third arbitrator. The court's selection shall be final and binding on the parties. If either party does not name an arbitrator, the arbitrator named by the other party shall serve as the sole arbitrator.

                (c) Within five (5) days of the appointment of the third arbitrator, each party shall present in writing to the arbitrators (with a copy to the other party) its statement of the issues and facts in dispute. Any question regarding the arbitrability of the dispute shall be decided by the arbitrators. The arbitrators, as soon as possible, but not more than thirty (30) days after their appointment, shall meet at a time and place reasonably convenient for the parties, after giving each party at least ten (10) days notice for purposes of setting an arbitration hearing and the establishing the rules and timing of the arbitration. Unless otherwise agreed in writing, arbitration shall be held in Reno, Nevada. The arbitration hearing shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If there is any conflict between the provisions of this Agreement and the provisions of the Commercial Arbitration Rules of the American Arbitration Association, the provisions of this Agreement shall prevail. The failure of a party to appear at the hearing shall not operate as a default. The attendance of all arbitrators shall be required at all hearings. Action of the arbitrators shall be by majority vote. After hearing the parties in regard to the matter in dispute, taking such evidence and making such other investigations as justice requires and as the arbitrators deem necessary, they shall decide the issues submitted to them within ten (10) days thereafter and serve a written, signed copy of the award upon each party.

                (d) The award shall be final and binding on the parties, and judgment on the award may be entered by any court of competent jurisdiction. If the parties settle the dispute in the course of the arbitration, the settlement shall be approved by the arbitrators on request of either party and shall become the award. Fees and expenses of the arbitration shall be allocated between the parties as provided by the arbitrators. The prevailing party in the arbitration proceedings shall be entitled to receive from the other party reasonable attorneys' fees to be determined by the arbitrator(s).

26.     MISCELLANEOUS PROVISIONS.

        26.1 Covenants and Conditions. All of the terms and conditions of this Agreement are expressly intended to be construed as covenants as well as conditions.

        26.2 Notice. Whenever under this Agreement a provision is made for any demand, notice or declaration of any kind, or whether it is deemed advisable or necessary by either party to give or serve any such notice, demand or declaration to the other party, the notice shall be in writing and served either personally or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to addresses set forth below:

        To Owner:            Peter Stremmel, Managing Member
                             Gold Ranch R.V. Resort, LLC
                             1400 S. Virginia
                             Reno, Nevada 89502

        With a copy to:      David R. Grundy, Esq.
                             Lemons, Grundy & Eisenberg

                             6005 Plumas Street, Suite 300
                             Reno, Nevada 89509

        To Last Chance:      Ferenc B. Szony, President
                             Last Chance, Inc.
                             345 Arlington Ave.
                             Reno, Nevada 89501

        With a copy to:      David R. Wood, Treasurer
                             The Sands Regent
                             345 Arlington Ave.
                             Reno, Nevada 89501

                             and

                             Paul A. Bible, Esq.
                             Bible, Hoy & Trachok
                             201 West Liberty Street, Third Floor
                             Reno, Nevada 89501.

        26.3 Assignment. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties hereto, and their respective successors and assigns; provided, however, that this agreement may not be assigned by Last Chance without prior written consent of Owner, or by Owner without prior written consent of Last Chance, except as otherwise provided for herein.

        26.4 Effect of Partial Invalidity. Should any section or any part of any section of this Agreement be rendered void, invalid or unenforceable for any reason by any court of law exercising competent jurisdiction, such a determination shall not render void, invalid or unenforceable any other section or any part of any section in this agreement.

        26.5 Choice of Law and Venue. This Agreement shall be interpreted, governed and controlled by the laws of the State of Nevada and venue for any litigation arising out of or related to this Agreement shall be in Washoe County, Nevada.

        26.6 General Proration. Unless otherwise specified herein amounts payable in this Agreement for any partial calendar month at the beginning or end of the term of this Agreement which is calculated on the basis of a full calendar year shall be computed on a daily basis to reflect the actual number of days in said partial month at an amount equal to one-three hundred sixty-fifth (1/365th) of such payment for each day of said partial month.

        26.7 Attorney's Fees. In the event a party must retain an attorney to enforce this Agreement or in the event of litigation which arises as a result of any controversy, dispute, breach or construction of this Agreement, the non-breaching or prevailing party shall be entitled to recover, from the other party, all costs, expenses and reasonable attorney's fees incurred in connection with the enforcement efforts or litigation.

        26.8 Modification. This agreement may not be modified unless such modification is in writing and signed by both parties to this Agreement.

        26.9 Headings. The headings of this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        26.10 Waivers. No waiver by any party hereto of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the respective party of the same or any other provision. Any party's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of that party's consent to or approval of any subsequent act by the breaching party.

        26.11 Recording. The parties hereto shall not execute any recordable instrument pertaining to this Agreement or record this Agreement.




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        26.12   Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        26.13 Approvals. This Agreement shall be contingent upon Last Chance receiving any and all required government approvals. In the event that Last Chance is unable to secure the required approvals, this Agreement shall terminate with no damages claimed by any party against the other.

        26.14 Additional Documents. The parties hereto agree to execute any additional documents, as may be reasonable and necessary to carry out the provisions of this Agreement.

        26.15 No Construction Against Drafting Party. This Agreement is not being offered on a take-it-or-leave-it basis. Each party has been given an opportunity to negotiate each term, propose new language or edits to existing language, and has been given an opportunity to have the Agreement reviewed by an independent attorney. This Agreement is a joint product of all parties and not one party. Therefore, the rule of construction that an ambiguous contract should be construed against the drafting party shall not apply to this Agreement.

        26.16 Expenses. Each party shall pay its own attorneys' fees incurred to document or negotiate this Agreement.





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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


OWNER                                       LAST CHANCE

Gold Ranch R.V. Resort, LLC                 Last Chance, Inc.
a Nevada limited liability Owner            a Nevada corporation.


By: /s/ Peter Stremmel                      By:    /s/ Ferenc Szony
Its: Partner                                Its:   Pres/CEO





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